SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

SUPERCONDUCTOR TECHNOLOGIES INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

1)	Amount Previously Paid $___________________________________________
2)	Form Schedule or Registration Statement No.: _____________
3)	Filing Party: ___________________________________________
4)	Date Filed: ____________________________________________

     This Schedule 14A relates to the potential merger of Conductus, Inc. (“Conductus”) into a newly formed subsidiary of Superconductor Technologies Inc. (“Superconductor”). The merger proposal contemplates that stockholders of Conductus will receive shares of Superconductor common stock in exchange for their Conductus shares. Once the date of Superconductor’s stockholders’ meeting is set, Superconductor will mail a Proxy Statement to the address of record of each of its stockholders in connection with the proposed merger. This Schedule 14A is being filed pursuant to Rule 14a-12(b) of the Exchange Act of 1934, as amended, in order to file the documents attached as exhibits to this Schedule 14A (the “Exhibits”) with the Securities and Exchange Commission. The information contained in this Schedule 14A and the Exhibits is summary in nature and does not provide all of the important information with respect to the potential merger. The Proxy Statement will contain important information about the proposed merger, and our stockholders should carefully review the Proxy Statement, and the documents which it references, before voting with respect to the merger. The Proxy Statement and related exhibits will also be available for free at the SEC’s website “http://www.sec.gov .”

     Neither this Schedule 14A nor any of the Exhibits constitute an offer to sell, or a solicitation of an offer to buy, any securities of Superconductor, nor shall there be any offer to sell or sale of these securities in any jurisdiction prior to registration or qualification under the securities laws of any such jurisdiction.

Exhibit Index

Exhibit No.	Document

1	Transcript of Investor Conference Call on November 7, 2002

2